Exhibit 10.1

Indemnity Agreement

This Indemnity Agreement (this “Agreement”) is made and entered into as of this ____ day of _______, 20___ between Crossroads Systems, Inc., a Delaware corporation (the “Corporation”), and ____________________ (“Indemnitee”).

I N T R O D U C T I O N:

A. Indemnitee is an executive officer, director and/or agent of the Corporation (or a subsidiary of the Corporation), as the case may be from time to time, and performs a valuable service for the Corporation in such capacity (or capacities); and

B. The Certificate of Incorporation (the “Certificate”) and the Bylaws (the “Bylaws”) of the Corporation contain provisions providing for the indemnification of the officers, directors and agents of the Corporation to the maximum extent authorized by Section 145 of the Delaware General Corporation Law, as amended (“DGCL”); and

C. The Certificate, the Bylaws and the DGCL, by their non-exclusive nature, permit contracts between the Corporation and the members of its Board of Directors and officers with respect to indemnification of such directors and officers; and

D. In accordance with the authorization as provided by the DGCL, the Corporation has purchased and presently maintains a policy or policies of Directors and Officers Liability Insurance (“D & O Insurance”), covering certain liabilities which may be incurred by its directors and officers in the performance of their duties as directors or officers of the Corporation; and

E. As a result of developments affecting the terms, scope and availability of D & O Insurance there exists general uncertainty as to the extent of protection afforded members of the Board of Directors and executive officers of the Corporation by such D & O Insurance and by statutory and bylaw indemnification provisions; and

F. In order to induce Indemnitee to continue to serve as an executive officer, director or agent of the Corporation, the Corporation has determined and agreed to enter into this contract with Indemnitee.

A G R E E M E N T:

Now, Therefore, in consideration of Indemnitee’s continued service as an executive officer and a member of the Board of Directors after the date hereof, the parties hereto agree as follows:

1. Indemnification of Indemnitee. The Corporation hereby agrees to hold harmless, indemnify and defend Indemnitee and any partnership, corporation, trust or other entity of which Indemnitee is or was a partner, shareholder, trustee, director, officer, employee or agent (Indemnitee and each such partnership, corporation, trust or other entity being hereinafter referred to collectively as an “Indemnitee”) to the fullest extent authorized or permitted by the provisions of the DGCL in effect on the date hereof or as such laws may from time to time hereafter be amended to increase the scope of such permitted indemnification.

2. Additional Indemnity. Subject only to the exclusions set forth in Section 3 hereof, the Corporation hereby further agrees to hold harmless and indemnify Indemnitee:

(a) against any and all expenses (including attorneys’ and legal fees and expenses), damages, claims, witness fees, judgments, fines, penalties, excise taxes and amounts paid in settlement (if such settlement is approved in advance by the Corporation, which approval shall not be unreasonably withheld) actually and reasonably incurred by Indemnitee, as well as any federal state, local or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement (collectively, “Losses”), in connection with investigating, defending, being witness in or participating in (including on appeal), or preparing to defend, be a witness in or participate in, any any threatened, pending or completed action, suit, administrative dispute mechanism or other proceeding (each, a “Proceeding”), whether civil, criminal, administrative or investigative (including an action by or in the right of the Corporation) to which Indemnitee is, was or at any time becomes a party, or is threatened to be made a party, by reason of the fact that Indemnitee is, was or at any time becomes a director, trustee, partner, officer, managing member, employee, agent or fiduciary of the Corporation or any subsidiary of the Corporation, or is or was serving or at any time serves at the request of the Corporation or any subsidiary of the Corporation as a director, trustee, partner, officer, managing member, employee, agent or fiduciary of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, or by reason of any action or inaction on the part of Indemnitee while serving in such capacity if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe Indemnitee’s conduct was unlawful;

(b) to the extent that Indemnitee is, by reason of service in any of the capacities described in the preceding paragraph, a witness or its otherwise asked to participate in a Proceeding to which Indemnitee is not a party, against any and all Losses actually and reasonably incurred by or on behalf of Indemnitee in connection therewith; and

(c) otherwise to the fullest extent as may be provided to Indemnitee by the Corporation under the non-exclusivity provisions of Article XI of the Corporation’s Bylaws (as the same, including such article, may be amended, modified or restated from time to time) and the DGCL.

3. Limitations on Additional Indemnity. No indemnity pursuant to Section 2 hereof shall be paid by the Corporation:

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(a) except to the extent the aggregate of Losses to be indemnified thereunder exceeds the sum of such Losses for which the Indemnitee is indemnified pursuant to Section 1 hereof or pursuant to any D & O Insurance purchased and maintained by the Corporation;

(b) in respect to remuneration paid to Indemnitee if it shall be determined by a final judgment or other final adjudication that such remuneration was in violation of law;

(c) on account of any suit in which judgment is rendered against Indemnitee for (i) an accounting of profits made from the purchase or sale by Indemnitee of securities of the Corporation pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and amendments thereto or similar provisions of any federal, state or local statutory law, (ii) any reimbursement of the Corporation by Indemnitee of any bonus or other incentive-based or equity-based compensation or out of any profits realized from the sale of securities, in each case as may be required by the Sarbanes-Oxley Act of 2002, or pursuant to any compensation recovery policy of the Corporation that may be adopted in compliance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010;

(d) on account of Indemnitee’s conduct which is finally adjudged to have been knowingly fraudulent or deliberately dishonest, or to constitute willful misconduct;

(e) on account of Indemnitee’s conduct which is the subject of a Proceeding described in Section 8(c)(ii) hereof;

(f) on account of any action, claim or proceeding (other than a proceeding referred to in Section 11(b) hereof) initiated by the Indemnitee unless such action, claim or proceeding was authorized in the specific case by action of the Board of Directors; and

(g) if a final decision by a Court having jurisdiction in the matter shall determine that such indemnification is not lawful (and, in this respect, both the Corporation and Indemnitee have been advised that the Securities and Exchange Commission believes that indemnification for liabilities arising under the federal securities laws is against public policy and is, therefore, unenforceable and that claims for indemnification should be submitted to appropriate courts for adjudication).

4. Contribution. If the indemnification provided in Sections 1 and 2 hereof is unavailable by reason of a Court decision described in Section 3(g) hereof based on grounds other than any of those set forth in paragraphs (b) through (f) of Section 3 hereof, then in respect of any threatened, pending or completed Proceeding in which the Corporation is jointly liable with Indemnitee (or would be if joined in such Proceeding), the Corporation shall contribute to the amount of Losses actually and reasonably incurred and paid or payable by Indemnitee in such proportion as is fair and reasonable to reflect (a) the relative benefits received by the Corporation on the one hand and Indemnitee on the other hand from the transaction from which such Proceeding arose, and (b) the relative fault of the Corporation on the one hand and of Indemnitee on the other in connection with the events which resulted in such Losses, as well as any other relevant equitable considerations. In connection with any registration of the Corporation’s securities under any securities laws (including, without limitation, under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act), the relative benefits received by the Corporation and Indemnitee shall be deemed to be in the same respective proportions that the net proceeds from the relevant registered offering(s) (before deducting expenses) received by the Corporation and Indemnitee, in each case as set forth in the applicable prospectus, bear to the aggregate public offering price of the securities so offered. The relative fault of the Corporation on the one hand and of Indemnitee on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Corporation or its directors, officers, employees and agents, other than Indemnitee, or supplied by the Indemnitee and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent the circumstances resulting in such Losses. The Corporation agrees that it would not be just and equitable if contribution pursuant to this Section 4 were determined by pro rata allocation or any other method of allocation that does not take account of the foregoing equitable considerations. In connection with the registration of the Corporation’s securities, in no event shall Indemnitee be required to contribute any amount under this Section 4 in excess of the net proceeds received by Indemnitee from Indemnitee’s sale of securities under such registration statement. No person found guilty of fraudulent misrepresentation (within the meaning of Section 12 of the Securities Act) shall be entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation.

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5. Proceedings By or In Right of the Corporation. Notwithstanding the foregoing provisions of Sections 1 or 2 above, in the case of any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that Indemnitee is or was a a director, trustee, partner, officer, managing member, employee, agent or fiduciary of the Corporation, or while serving as a director or officer of the Corporation, is or was serving or has agreed to serve at the request of the Corporation as a a director, trustee, partner, officer, managing member, employee, agent or fiduciary of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, no indemnification shall be made in respect of any claim, issue or matter as to which Indemnitee shall have been adjudged to be liable to the Corporation unless, and only to the extent that, the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

6. Notification and Defense of Claim.

(a) Promptly after receipt by Indemnitee of notice of the commencement of any Proceeding, Indemnitee shall, if a claim thereof is to be made against the Corporation hereunder, notify the President and Chief Executive Officer of the Corporation of the commencement thereof; this notification shall include a summary description of the nature of the claim and the underlying facts to the extent reasonably known to Indemnitee. The failure to promptly notify the Corporation of the commencement of the Proceeding, or Indemnitee’s request for indemnification, will not relieve the Corporation from any liability that it may have to Indemnitee hereunder, except to the extent the Corporation is materially prejudiced in its defense of such Proceeding as a result of such failure.

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(b) In the event the Corporation shall be obligated to pay the expenses of Indemnitee with respect to a Proceeding, as provided in this Agreement, the Corporation, if appropriate, shall be entitled to assume the defense of such Proceeding, with counsel reasonably acceptable to Indemnitee, upon the delivery to Indemnitee of written notice of its election to do so. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Corporation, the Corporation will not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same Proceeding, provided that (1) Indemnitee shall have the right to employ Indemnitee’s own counsel in such Proceeding at Indemnitee’s expense and (2) if (i) the employment of counsel by Indemnitee has been previously authorized in writing by the Corporation, (ii) counsel to the Corporation or Indemnitee shall have reasonably concluded that there may be a conflict of interest or position, or reasonably believes that a conflict is likely to arise, on any significant issue between the Corporation and Indemnitee in the conduct of any such defense or (iii) the Corporation shall not, in fact, have employed counsel to assume the defense of such Proceeding, then the fees and expenses of Indemnitee’s counsel shall be at the expense of the Corporation, except as otherwise expressly provided by this Agreement. The Corporation shall not be entitled, without the consent of Indemnitee, to assume the defense of any claim brought by or in the right of the Corporation or as to which counsel for the Corporation or Indemnitee shall have reasonably made the conclusion provided for in clause (ii) above.

(c) Subject to the preceding terms of Section 6(b) and other terms of this Agreement, the Corporation shall have the right to conduct a defense as it sees fit in its sole discretion including the right to settle any claim against Indemnitee subject to the limitations set forth herein. The Corporation will not, without the prior written consent of Indemnitee, consent to the entry of any judgment against Indemnitee or enter into any settlement or compromise which (i) includes an admission of fault of Indemnitee, any non-monetary remedy imposed on Indemnitee or any Losses for which Indemnitee is not wholly indemnified hereunder or (ii) with respect to any claim with respect to which Indemnitee may be or is made a party or a participant or may be or is otherwise entitled to seek indemnification hereunder, does not include, as an unconditional term thereof, the full release of Indemnitee from all liability in respect of such claim, which release will be in form and substance reasonably satisfactory to Indemnitee. Neither the Corporation nor Indemnitee will unreasonably withhold its consent to any proposed settlement; provided, however, Indemnitee may withhold consent to any settlement that does not provide a full and unconditional release of Indemnitee from all liability in respect of such claim. The Corporation shall not, on its own behalf, settle any part of any claim to which Indemnitee is party with respect to other parties (including the Corporation) if any portion of such settlement is to be funded from insurance proceeds unless approved by (i) the written consent of Indemnitee or (ii) a majority of the independent directors of the board; provided, however, that the right to constrain the Corporation’s use of corporate insurance as described in this section shall terminate at the time the Corporation concludes (per the terms of this Agreement) that (x) Indemnitee is not entitled to indemnification pursuant to this agreement, or (y) such indemnification obligation to Indemnitee has been fully discharged by the Corporation. The Corporation shall promptly notify Indemnitee once the Corporation has received an offer or intends to make an offer to settle any claim, and the Corporation shall provide Indemnitee with a reasonable period to consider such offer; provided, however, Indemnitee shall have no less than three (3) business days to consider the offer.

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(d) The Corporation shall have no obligation to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any Proceeding without the Corporation’s prior written consent, which shall not be unreasonably withheld. The Corporation shall not settle any Proceeding in any manner that would impose any fine or other obligation on Indemnitee without Indemnitee’s prior written consent, which shall not be unreasonably withheld.

(e) If, at the time of the receipt by the Corporation of a notice of a claim pursuant to this Section, the Corporation has liability insurance in effect which may cover such claim, the Corporation shall give prompt notice of the commencement of such claim to the insurers in accordance with the procedures set forth in the respective insurance policies. The Corporation shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such claim in accordance with the terms of such policies..

7. Presumptions and Effects of Certain Proceedings.

(a) In making a determination with respect to entitlement to indemnification under this Agreement, the person or persons or entity making such determination shall, to the fullest extent not prohibited by applicable law, presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with this Agreement and the Corporation shall, to the fullest extent not prohibited by applicable law, have the burden of proof and burden of persuasion by clear and convincing evidence to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption. Neither the failure of the Corporation to have made a determination prior to the commencement of any action pursuant to this Agreement that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Corporation that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct.

(b) The termination of any claim or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation or, with respect to any criminal claim, that Indemnitee had reasonable cause to believe that Indemnitee’s conduct was unlawful.

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(c) For purposes of any determination of good faith, Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of the Corporation, including financial statements, or on information supplied to Indemnitee by any of the directors or officers of the Corporation in the course of their duties, or on the advice of any legal counsel for the Corporation or on information or records given or reports made to the Corporation by any independent certified public accountant or by any appraiser or other expert selected with reasonable care by the Corporation. The provisions of this Section 4(c) shall not be deemed to be exclusive or to limit in any way the other circumstances in which Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Agreement. Whether or not the foregoing provisions of this Section 4(c) are satisfied, it shall in any event be presumed that Indemnitee has at all times acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence.

(d) The knowledge and/or actions, or failure to act, of any other director, officer, trustee, partner, managing member, fiduciary, agent or employee of the Corporation shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement..

8. Advancement and Repayment of Expenses.

(a) In the event that Indemnitee employs his own counsel pursuant to Section 6(b)(i) through (iii) above, the Corporation shall advance to Indemnitee, prior to any final disposition of any threatened or pending Proceeding, whether civil, criminal, administrative or investigative, any and all reasonable Losses incurred in investigating or defending any such Proceeding within ten days after receiving a request for such advances, which request shall include copies of invoices presented to Indemnitee for such Losses (except that in the case of invoices for legal services, any references to legal work performed or to expenditures made that would cause Indemnitee to waive any privilege accorded by applicable law shall not be required to be included);

(b) In connection with any payment, advancement or reimbursement pursuant to Section 8(a) above, Indemnitee shall execute and deliver to the Corporation an undertaking (which need not be secured and shall be accepted without reference to Indemnitee’s ability to repay such expenses) to repay (without interest) any amounts paid, advanced, or reimbursed by the Corporation in respect of such expenses relating to, arising out of or resulting from any indemnifiable claim or Loss hereunder in respect of which it shall have been determined, following the final disposition of such indemnifiable claim or Loss hereunder, that Indemnitee is not entitled to indemnification; and

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(c) Notwithstanding the foregoing, the Corporation shall not be required to advance such expenses to Indemnitee if Indemnitee (i) commences any Proceeding as a plaintiff unless such advance is specifically approved by a majority of the Board of Directors or (ii) is a party to an Proceeding brought by the Corporation and approved by a majority of the Board which alleges willful misappropriation of corporate assets by Indemnitee, disclosure of confidential information in violation of Indemnitee’s fiduciary or contractual obligations to the Corporation, or any other willful and deliberate breach in bad faith of Indemnitee’s duty to the Corporation or its shareholders.

(d) This Section 8 shall not apply to any claim for which indemnity is excluded pursuant to Section 3.

9. Procedure. Any indemnification and advances provided for in Section 1 and Section 2 shall be made no later than 45 days after receipt of the written request of Indemnitee, and expense advances provided under Section 8 shall be provided within the period set forth in that Section. If the Corporation disputes any portion of the requested amounts, the undisputed portion shall be paid and only the disputed portion shall be withheld pending the resolution of such dispute. If a claim under this Agreement, under any statute, or under any provision of the Corporation’s Certificate or Bylaws providing for indemnification, is not paid in full by the Corporation within 45 days after a written request for payment thereof has first been received by the Corporation, Indemnitee may, but need not, at any time thereafter bring an action against the Corporation to recover the unpaid amount of the claim and, subject to Section 14 of this Agreement, Indemnitee shall also be entitled to be paid for the expenses (including attorneys’ and legal fees and expenses) of bringing such action. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in connection with any Proceeding in advance of its final disposition) that Indemnitee has not met the standards of conduct which make it permissible under applicable law for the Corporation to indemnify Indemnitee for the amount claimed, but the burden of proving such defense shall be on the Corporation and Indemnitee shall be entitled to receive interim payments of expenses pursuant to Subsection 2(a) unless and until such defense may be finally adjudicated by court order or judgment from which no further right of appeal exists. It is the parties’ intention that if the Corporation contests Indemnitee’s right to indemnification, the question of Indemnitee’s right to indemnification shall be for the court to decide, and neither the failure of the Corporation (including its Board of Directors, any committee or subgroup of the Board of Directors, independent legal counsel, or its stockholders) to have made a determination that indemnification of Indemnitee is proper in the circumstances because Indemnitee has met the applicable standard of conduct required by applicable law, nor an actual determination by the Corporation (including its Board of Directors, any committee or subgroup of the Board of Directors, independent legal counsel, or its stockholders) that Indemnitee has not met such applicable standard of conduct, shall create a presumption that Indemnitee has or has not met the applicable standard of conduct.

10. Change of Control; Insolvency.

(a) In the event of a Change in Control or the Corporation’s becoming insolvent (including being placed into receivership or entering the federal bankruptcy process or similar event), the Corporation shall maintain in force any and all insurance policies then maintained by the Corporation in providing insurance (directors’ and officers’ liability, fiduciary, employment practices or otherwise) in respect of Indemnitee, for a period of six (6) years following the Change in Control or insolvency event (a “Tail Policy”); provided, however that the Corporation shall not be required to pay with respect to a Tail Policy in respect of any one policy year more than 200% of the last annual premium paid by the Corporation prior to the date of a Change in Control or insolvency event in respect of the coverages required to be obtained pursuant hereto, but in such case shall purchase as much coverage as reasonably practicable for such amount. Such coverage shall be placed by the incumbent insurance broker with the incumbent insurance carriers using the policies that were in place at the time of the Change in Control or insolvency event (unless the incumbent carriers will not offer such policies, in which case the Tail Policy shall be substantially comparable in scope and amount as the expiring policies, and the insurance carriers for the Tail Policy shall have an AM Best rating that is the same or better than the AM Best ratings of the expiring policies)

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(b) For the purposes hereof, a “Change in Control” shall be deemed to have occurred if, on or after the date of this Agreement, (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation acting in such capacity or a corporation owned directly or indirectly by the stockholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing more than thirty percent (30%) of the total voting power represented by the Corporation’s then outstanding voting securities; (ii) during any period of two (2) consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board of Directors of the Corporation and any new director (other than a director designated by a person who has entered into an agreement with the Corporation to effect a transaction described in Sections 10(b)(i), (iii) or (iv) herein) whose election by the Board of Directors or nomination for election by the Corporation’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; (iii) the stockholders of the Corporation approve a merger or consolidation of the Corporation with any other corporation other than a merger or consolidation which would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least eighty percent (80%) of the total voting power represented by the voting securities of the Corporation or such surviving entity outstanding immediately after such merger or consolidation; or (iv) the stockholders of the Corporation approve a plan of complete liquidation of the Corporation or an agreement for the sale or disposition by the Corporation of (in one transaction or a series of related transactions) all or substantially all of the Corporation’s assets..

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11. Enforcement.

(a) The Corporation expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on the Corporation hereby in order to induce Indemnitee to continue as an executive officer, director or agent of the Corporation, and acknowledges that Indemnitee is relying upon this Agreement in continuing in such capacity; and

(b) In the event Indemnitee is required to bring any action to enforce rights or to collect moneys due under this Agreement and is successful in such action, the Corporation shall reimburse Indemnitee for all Indemnitee’s reasonable fees and expenses (including attorneys’ and legal fees and expenses) in bringing and pursuing such action.

12. Subrogation. In the event of payment under this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the related rights of recovery of Indemnitee against other persons or entities (other than Indemnitee’s successors), Indemnitee shall execute all documents reasonably required and shall do all acts that may be reasonably necessary to secure such rights and to enable the Corporation effectively to bring suit to enforce such rights.

13. Non-Exclusivity of Rights. The rights conferred on Indemnitee by this Agreement shall not be exclusive of any other right which Indemnitee may have or hereafter acquire under any provision of law, provisions of the Corporation’s Certificate or Bylaws, agreement, vote of stockholders or directors, or otherwise, both as to action in his official capacity with or on behalf of the Corporation and as to action in another capacity while holding office in or on behalf of the Corporation.

14. Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Corporation for some or a portion of the Losses actually or reasonably incurred by Indemnitee in the investigation, defense, appeal or settlement of any civil or criminal Proceeding, but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify Indemnitee for the portion of such indemnifiable claim or expense hereunder.

15. Survival of Rights. The rights conferred on Indemnitee by this Agreement shall continue after Indemnitee has ceased to be a a director, trustee, partner, officer, managing member, employee, agent or fiduciary of the Corporation and shall inure to the benefit of Indemnitee’s heirs, executors and administrators. All agreements and obligations of the Corporation contained herein shall continue during the period that the Indemnitee is a director or officer of the Corporation (or is or was serving at the request of the Corporation as an agent of another Person) and shall continue thereafter so long as the Indemnitee shall be subject to any possible indemnifiable claim or expense hereunder (including any rights of appeal thereto) and any Proceeding commenced by the Indemnitee to enforce or interpret his or her rights under this Agreement.

16. Separability. Each of the provisions of this Agreement is a separate and distinct agreement and independent of the others, so that if any or all of the provisions hereof shall be held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the validity or enforceability of the other provisions hereof or the obligation of the Corporation to indemnify the Indemnitee to the full extent provided by the Certificate, Bylaws or the DGCL.

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17. Governing Law; Consent to Jurisdiction. This Agreement shall be interpreted and enforced in accordance with the laws of the State of Delaware. The Corporation and Indemnitee each hereby irrevocably consent to the jurisdiction of the courts of the State of Delaware for all purposes in connection with any Proceeding which arises out of or relates to this Agreement and agree that any action instituted under this Agreement shall be brought only in the state courts of the State of Delaware.

18. Binding Effect. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Corporation, spouses, heirs, and personal and legal representatives. The Corporation shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all, or a substantial part, of the business and/or assets of the Corporation, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform if no such succession had taken place. This Agreement shall continue in effect regardless of whether Indemnitee continues to serve as a a director, trustee, partner, officer, managing member, employee, agent or fiduciary or fiduciary (as applicable) of the Corporation or of any other enterprise at the Corporation’s request.

19. Amendment and Termination. No amendment, modification, termination or cancellation of this Agreement shall be effective unless such amendment, modification, termination or cancellation is in writing and signed by both parties hereto. No waiver of any of the provisions of this Agreement shall be deemed to be or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver.

20. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original.

21. Subsequent Legislation. If the DGCL is amended after adoption of this Agreement to expand further the indemnification permitted to directors or officers, then the Corporation shall indemnify Indemnitee to the fullest extent permitted by the DGCL, as so amended.

[Signature Page Follows]

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In Witness Whereof, the parties hereto have executed this Indemnity Agreement on and as of the day and year first above written.

Crossroads Systems, Inc.

By:
Name:	Richard K. Coleman, Jr.
Title:	President and Chief Executive Officer

Indemnitee

Print Name:

[SIGNATURE PAGE TO INDEMNITY AGREEMENT]